As filed with the Securities and Exchange Commission on July 21, 2026

Registration No. 333-239879
Registration No. 333-252962
Registration No. 333-261770
Registration No. 333-263787
Registration No. 333-265442
Registration No. 333-269223
Registration No. 333-278112
Registration No. 333-285605
Registration No. 333-288761

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-239879
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-252962
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-261770
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-263787
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-265442
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-269223
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-278112
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-285605
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-288761
UNDER
THE SECURITIES ACT OF 1933

GoHealth, Inc.
(New GoHealth, LLC, as successor by conversion to GoHealth, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	85-0563805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 W Merchandise Mart Plaza, Suite 1750 Chicago, IL 60654	60654
(Address of Principal Executive Offices)	(Zip Code)

GOHEALTH, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN
GOHEALTH, INC. 2021 INDUCEMENT AWARD PLAN
GOHEALTH, INC. SECOND AMENDED AND RESTATED 2020 INCENTIVE AWARD PLAN (AND PRIOR VERSIONS THERETO)

(Full title of the plan)
Bradley Burd
Chief Legal Officer
222 W Merchandise Mart Plaza, Suite 1750
Chicago, IL 60654
(Name and address of agent for service)

(312) 386-8200
(Telephone number, including area code, of agent for service)
Copy to:
Sharon Freiman, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
These post-effective amendments (the “Post-Effective Amendments”) are being filed by New GoHealth, LLC, a Delaware limited liability company (as successor by conversion to GoHealth, Inc.) (the “Company”), to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof, and to terminate all offerings, under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), each as amended or supplemented to date:
•Registration Statement on Form S-8 (No. 333-239879), originally filed with the SEC on July 15, 2020, registering 6,465,359 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) under the Company’s 2020 Incentive Award Plan, and 808,170 shares of Class A Common Stock under the Company’s 2020 Employee Stock Purchase Plan;
•Registration Statement on Form S-8 (No. 333-252962), originally filed with the SEC on February 10, 2021, registering 4,209,773 shares of Class A Common Stock under the Company’s 2020 Incentive Award Plan, and 841,955 shares of Class A Common Stock under the Company’s 2020 Employee Stock Purchase Plan;
•Registration Statement on Form S-8 (No. 333-261770), originally filed with the SEC on December 20, 2021, registering 4,000,000 shares of Class A Common Stock under the Company’s 2021 Inducement Award Plan;
•Registration Statement on Form S-8 (No. 333-263787), originally filed with the SEC on March 23, 2022, registering 5,774,506 shares of Class A Common Stock under the Company’s 2020 Incentive Award Plan, and 1,154,901 shares of Class A Common Stock under the Company’s 2020 Employee Stock Purchase Plan;
•Registration Statement on Form S-8 (No. 333-265442), originally filed with the SEC on June 6, 2022 registering 10,267,608 shares of Class A Common Stock under the Company’s 2020 Incentive Award Plan, and 21,000,000 shares of Class A Common Stock under Company’s 2021 Inducement Award Plan;
•Registration Statement on Form S-8 (No. 333-269223), originally filed with the SEC on January 13, 2023 registering 1,099,888 shares of Class A Common Stock under the Company’s Amended and Restated 2020 Incentive Award Plan, and 89,498 shares of Class A Common Stock under the Company’s 2020 Employee Stock Purchase Plan;
•Registration Statement on Form S-8 (No. 333-278112), originally filed with the SEC on March 20, 2024, registering 1,123,218 shares of Class A Common Stock under the Company’s Amended and Restated 2020 Incentive Award Plan, and 96,508 shares of Class A Common Stock under the Company’s 2020 Employee Stock Purchase Plan;
•Registration Statement on Form S-8 (No. 333-285605), originally filed with the SEC on March 6, 2025, registering 1,150,198 shares of Class A Common Stock under the Company’s Amended and Restated 2020 Incentive Award Plan, and 102,931 shares of Class A Common Stock under the Company’s 2020 Employee Stock Purchase Plan; and
•Registration Statement on Form S-8 (No. 333-288761), originally filed with the SEC on July 18, 2025, registering 225,000 shares of Class A Common Stock under the Company’s Second Amended and Restated 2020 Incentive Award Plan.
As previously disclosed, on June 7, 2026, the Company, GoHealth Holdings, LLC and certain of their direct and indirect subsidiaries (the "Debtors") filed voluntary petitions commencing cases under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Court for the District of Delaware (the “Bankruptcy Court”). On July 13, 2026, the Debtors filed the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates (the “Plan”). On July 21, 2026, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates and (II) Granting Related Relief. The Plan became effective on July

21, 2026. In connection with the foregoing, the offerings pursuant to the Registration Statements are being terminated.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities that were registered but unsold or otherwise unissued under each of the Registration Statements as of the date hereof. As of the date hereof, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 21st day of July, 2026.
New GoHealth, LLC, as successor by conversion to GoHealth, Inc.
By:    /s/ Vijay Kotte
    Vijay Kotte
    Chief Executive Officer
No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.